AMENDED AND RESTATED
BYLAWS
OF
NETGEAR, INC.
(as last amended June 1, 2017)

	TABEL OF CONTENTS
	(continued)
		Page
8.7	DIVIDENDS	26
8.8	FISCAL YEAR	26
8.9	SEAL	27
8.10	TRANSFER OF STOCK	27
8.11	REGISTERED STOCKHOLDERS	27
ARTICLE IX	AMENDMENTS	27

AMENDED AND RESTATED

BYLAWS

OF

NETGEAR, INC.

ARTICLE I

CORPORATE OFFICES

1.1    REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at such address is Incorporating Services, Ltd.
1.2    OTHER OFFICES
The Board of Directors of the corporation (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1    PLACE OF MEETINGS
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.
2.2    ANNUAL MEETING
The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.
2.3 SPECIAL MEETING
(a)    Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders shall be called at any time for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Board acting pursuant to a resolution duly adopted by a majority of the Board, (ii) the Chairman of the Board, (iii) the Lead Independent Director, (iv) the Chief Executive Officer or the President or (v) the Secretary of the Corporation upon the written request of stockholder(s) Owning (as defined below) at least 25% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting (the “Requisite Percent,” and such a special meeting, a “Stockholder Requested Special Meeting”); provided that a request pursuant to Section 2.3(a)(v) shall be invalid if (A) it relates to an item of business that is the same or substantially similar to any item of business that stockholders voted on at a meeting of stockholders that occurred within 120 days preceding the date of such request or (B) the special-meeting request is received within the period commencing 90 days prior to the anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders. Special meetings of the stockholders shall be held at such time and place within or without the State of Delaware as may be designated from time to time by the Board; provided that any Stockholder Requested Special Meeting shall be held within 120 days after the Secretary of the Corporation receives notice that such meeting has been called for. Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the notice for such meeting.
For purposes of this Section 2.3, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate. A holder shall “own” shares held in the name of a nominee or other intermediary so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder. The determination of the extent to which a person “Owns” shares for these purposes shall be made in good faith by the Board, which determination shall be conclusive and binding on the Corporation and its stockholders.
(b)    In order for the Secretary to call a Stockholder Requested Special Meeting, one or more written requests for a special stockholder meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholder(s) of record that Own the Requisite Percent, or by persons who are acting on behalf of those who Own the Requisite Percent, must be delivered by the requesting stockholder(s) to the Secretary at the principal executive offices of the Corporation, must set forth therein the purpose or purposes of the proposed Stockholder Requested Special Meeting and must be accompanied by:
(i)    the relevant information required by Section 2.14 of these Bylaws, as applied to a special meeting rather than an annual meeting, and without regard to the timing of the stockholder notice described therein; and
(ii)    as to each stockholder signing such request, or if such stockholder is a nominee or custodian, as to each beneficial owner on whose behalf such request is signed, (i) an affidavit signed by such person stating the number of shares of the Corporation that it Owns as of the date such request was signed and agreeing to continue to Own at least (A) such number of shares or (B) a number of shares equal to the Requisite Percent through the date of the Stockholder Requested Special Meeting and to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, with such update and supplement to be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than three business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s

Special Meeting Request shall be deemed revoked with respect to the shares comprising such reduction and shall not be counted towards the calculation of the Requisite Percent.
One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above in this clause (b) and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within 10 business days thereafter). The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, whose determination shall be conclusive and binding on the Corporation and the stockholders.
(c)    If none of the stockholder(s) who submitted the Special Meeting Request(s) (or their qualified representatives) appears at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting as specified in the Special Meeting Request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(d)    The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the special meeting, and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or as to the shares that are Owned by the person on whose behalf the stockholder is acting, as applicable), and their Special Meeting Request shall thereupon be deemed revoked; provided that if as a result of such revocation(s) there are no longer any valid unrevoked Special Meeting Request(s) from stockholders who Own at least a Requisite Percent with respect to the proposed special meeting, then there shall be no requirement for the Secretary to call, or for the Corporation to hold, a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement for the Secretary to call, or for the Corporation to hold, such special meeting.
2.4    NOTICE OF STOCKHOLDERS’ MEETINGS; EXCEPTION TO REQUIREMENTS OF NOTICE
All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Subject to the requirements of Section 2.3 with respect to a Stockholder Requested Special Meeting, any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate of Incorporation of the corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the “Certificate”) provides otherwise, any special meeting of the stockholders (other than a Stockholder Requested Special Meeting, subject to the requirements and limitations of Section 2.3) may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.
Whenever notice is required to be given, under the General Corporation Law of Delaware, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the

Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given, under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, to any stockholder, and such stockholder has received (a) notice of two (2) consecutive annual meetings, or (b) at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, having been mailed such notice addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the General Corporation Law of Delaware.
The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6    QUORUM
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Certificate. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.7    ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.

2.8    VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).
Except as otherwise provided in the provisions of Section 213 of the General Corporation Law of Delaware (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.
In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
2.9    WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate or these Bylaws.
2.10     NO STOCKHOLDER ACTION BY WRITTEN CONSENT
Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
2.11     RECORD DATE FOR STOCKHOLDER NOTICE
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action.
If the Board does not so fix a record date:
(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
2.12     PROXIES
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.
2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER
The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the corporation.
In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
2.14     NOMINATIONS OUTSIDE OF PROXY ACCESS AND OTHER PROPOSALS BY STOCKHOLDERS AT ANNUAL MEETING
(a)    Only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in this Section 2.14(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14(a). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days in advance of the date that is the one year anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such stockholder’s capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(b)    Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) or Section 2.15 shall be eligible for election as directors, except as otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation. Nominations of persons for election to the Board of the corporation may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b) or Section 2.15. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (a) of this Section 2.14 or Section 2.15. Such stockholder’s notice, other than with respect to nominations by stockholders pursuant to Section 2.15, shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.14. At the request of the Board, any person nominated by a stockholder for election as a director pursuant to this Section 2.14 shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination, which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (b) or Section 2.15. The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.
(c)    Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.15     PROXY ACCESS FOR DIRECTOR NOMINATIONS
(a)    Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of no more than 50 stockholders that satisfies the requirements of this Section 2.15 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.15 (the “Notice of Proxy Access Nomination”) to have such nominee included in the corporation’s proxy materials pursuant to this Section 2.15. For purposes of this Section 2.15, the “Required

Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).  The Required Information must be provided with the Notice of Proxy Access Nomination.
(b)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%.  In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.  For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.15 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees:
(i)    any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 whose nomination is subsequently withdrawn,
(ii)    any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 whom the Board decides to nominate for election to the Board, and
(iii)    any director in office as of the Final Proxy Access Nomination Date who was included in the corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of Stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board decides to nominate for re-election to the Board.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.15, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination.  If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(c)    In order to make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have owned (as defined below) at least 3% of the corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the corporation in accordance with this Section 2.15 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting.  For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both:
(i)    the full voting and investment rights pertaining to the shares, and

(ii)    the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with the immediately preceding clauses (i) and (ii) shall not include any shares:
(1)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed,
(2)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or
(3)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of:
a)    reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or
b)    hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A person’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shared on 5 business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board or any committee thereof.  For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations under the Exchange Act.

(d)    The following requirements apply to a group of stockholders acting pursuant to this Section 2.15:
(i)    Whenever the Eligible Stockholder consists of a group of stockholders:
(1)    a group of funds under common management and control shall be treated as one stockholder,
(2)    each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition),
(3)    a breach of any obligation, agreement or representation under this Section 2.15 by any member of such group shall be deemed a breach by the Eligible Stockholder, and
(4)    the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.15 (including withdrawal of the nomination).

(ii)    Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition in Section 2.15(c) hereof:
(1)    such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period, and
(2)    the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.
(iii)    Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within 5 business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.  For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 2.15(j)(ix).
(e)    Nominations by stockholders pursuant to this Section 2.15, must be made pursuant to timely notice to the Secretary of the corporation in accordance with this Section 2.15.  To be timely, a Notice of Proxy Access Nomination must be received by the Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date that the corporation files its definitive proxy statement to stockholders for the preceding year’s annual meeting with the Securities and Exchange Commission.  If, however, the date of the annual meeting is more than 30 days before or 60 days after the first anniversary date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination shall be timely only if received not less than 90 days and not more than 120 days prior to the annual meeting, or if later, within 10 days after the first public announcement of the date of the annual meeting.  In no event shall the adjournment of an annual meeting, or the public announcement of such an adjournment, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.15.
(f)    To be in proper form for purposes of this Section 2.15, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(i)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.14 (including the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected),
(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five business days after the record date,
(iii)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,
(iv)    a representation that the Eligible Stockholder:

(1)    will continue to hold the Required Shares through the date of the annual meeting,
(2)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent,
(3)    has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.15,
(4)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board,
(5)    has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation,
(6)    has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting,
(7)    will file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and
(8)    has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading,
(v)    an undertaking that the Eligible Stockholder agrees to:
(1)    assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.15, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation in connection with the inclusion of such Stockholder Nominee(s) in the corporation’s proxy materials, and
(2)    indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.15, and
(vi)    a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee:
(1)    is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation,

(2)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the corporation,
(3)    has read and will comply with the corporation’s code of ethics, corporate governance guidelines, stock ownership guidelines, securities trading policy, information security policy and any other policies or guidelines of the corporation applicable to directors, and
(4)    will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.
(g)    In addition to the information required pursuant to Section 2.15(f) or any other provision of these Bylaws, the corporation also may require each Stockholder Nominee to furnish any other information:
(i)    that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”),
(ii)    that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or
(iii)    that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the corporation.
(h)    The Eligible Stockholder may, at its option, provide to the Secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.
(i)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.  In addition, any person providing any information pursuant to this Section 2.15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).

(j)    Notwithstanding anything to the contrary contained in this Section 2.15, the corporation shall not be required to include, pursuant to this Section 2.15, a Stockholder Nominee in its proxy materials:
(i)    for any meeting of stockholders for which the Secretary of the corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth Section 2.14,
(ii)    if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board or any committee thereof,
(iii)    if such Stockholder Nominee’s election as a member of the Board would cause the corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, or any applicable state or federal law, rule or regulation,
(iv)    if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914,
(v)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years,
(vi)    if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,
(vii)    if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the corporation or its stockholders required or requested pursuant to this Section 2.15 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading,
(viii)    if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.15, or
(ix)    If either:
(1)    a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.15, or
(2)    the Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation, in each case under this Section 2.15(j)(ix) as determined by the Board, any committee thereof or the chairman of the annual meeting, then:
a)    the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting,
b)    the corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and the Board or the chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee.

In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.15, such nomination shall be disregarded as provided in the immediately preceding clause (3).

(k)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.15 for the next two annual meetings of stockholders.
(l)    This Section 2.15 provides the exclusive method for a stockholder to include nominees for election to the Board in the corporation’s proxy materials.
2.16 ORGANIZATION
Meetings of stockholders shall be presided over by (a) the Chairman of the Board or, in the absence thereof, (b) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (c) such person as the Chairman of the executive committee of the corporation shall appoint or, in the absence thereof or in the event that the Chairman of the executive committee of the corporation shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.
The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporate Laws of Delaware or other applicable law.
The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).
2.17     NOTICE BY ELECTRONIC TRANSMISSION
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (i) such posting, and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.
For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.17 shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the General Corporation Law of Delaware.
ARTICLE III
DIRECTORS

3.1    POWERS
The business and affairs of the corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.
3.2    NUMBER OF DIRECTORS
Subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.
No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in the Certificate or Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Directors need not be stockholders unless so required by the Certificate or these Bylaws, wherein other qualifications for directors may be prescribed.
Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the Chairman of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.
3.4    RESIGNATION AND VACANCIES
Any director may resign at any time upon written notice or by electronic transmission to the corporation.
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office until such director’s successor is elected and qualified.
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    FIRST MEETINGS
The first meeting of each newly elected Board shall be held immediately after, and at the same location as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this Section 3.6 and provided that a quorum shall be present.
3.7    REGULAR MEETINGS
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
3.8    SPECIAL MEETINGS; NOTICE
Special meetings of the Board for any purpose(s) may be called at any time by the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer, the President or a majority of the members of the Board then in office. The person(s) authorized to call special meetings of the Board may fix the place and time of the meetings.
The Secretary shall give notice of any special meeting to each director personally or by telephone, or sent by facsimile or other electronic transmission, first-class mail, overnight mail, courier service or telegram, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered by telegram, overnight mail or courier, it shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile or other electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting (subject to the final sentence of this paragraph). If by telephone or hand delivery the notice shall be given at least twelve (12) hours prior to the time set for the meeting (subject to the final sentence of this paragraph). Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Notwithstanding any provision of these Bylaws to the contrary, for any meeting of the Board relating in whole or part to a Succession Event (as such term is defined in the corporation’s then-current Plan for Emergency CEO Succession, a “Succession Event”) or a potential Succession Event, notice of such meeting shall be deemed adequately delivered when transmitted by facsimile or other electronic transmission, or given by telephone or hand delivery, in each case, at least one (1) hour before such meeting.
3.9 QUORUM
At all meetings of the Board, a majority of the Whole Board (as defined below) shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided for under this Section 3.9 or by statute or by the Certificate. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than quorum. Notwithstanding any provision of these Bylaws to the contrary, for any meeting of the Board relating in whole or part to a Succession Event or a potential Succession Event, a number of directors equal to the Reduced Quorum (as defined below) shall constitute a quorum for all purposes at such meeting and the act of a majority of the directors present at such meeting at which there is a quorum shall be the act of the Board. The term “Whole Board” shall mean the total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships. The term “Reduced Quorum” shall mean the greater of (a) three directors, or (b) the fewest number of directors that comprises at least one-third (1/3rd) of the Whole Board; provided, however, that, in no event shall the Reduced Quorum be greater than a majority of the Whole Board.
3.10     WAIVER OF NOTICE
Whenever notice is required to be given under any provisions of the General Corporation Law of Delaware of the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.
3.11 ADJOURNED MEETING; NOTICE
If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13     FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.
3.14     REMOVAL OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the corporation then entitled to vote at the election of directors, voting together as a single class.
For purposes of the foregoing paragraph, "cause" shall mean (i) continued willful failure to perform the obligations of a director, (ii) gross negligence by the director, (iii) engaging in transactions that defraud the corporation, (iv) fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies, (v) material violation of any agreement between the director and the corporation, (vi) knowingly causing the corporation to commit violations of applicable law (including by failure to act), (vii) acts of moral turpitude or (viii) conviction of a felony.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV
COMMITTEES

4.1    COMMITTEES OF DIRECTORS
The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
4.2    COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3    MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1    OFFICERS

The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.
5.2    ELECTION OF OFFICERS
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board, which shall consider such subject at its first meeting after every annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.
5.3    SUBORDINATE OFFICERS
The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
5.4    REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5    VACANCIES IN OFFICES
Any vacancy occurring in any office of the corporation shall be filled by the Board.
5.6    CHAIRMAN OF THE BOARD
The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7    CHIEF EXECUTIVE OFFICER
Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.
5.8    PRESIDENT
In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Chief Executive Officer or the Chairman of the Board.
5.9    VICE PRESIDENT
In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.
5.10 SECRETARY
The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Section 2.13 of these Bylaws.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.
5.11 CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the corporation.
5.12     ASSISTANT SECRETARY
The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
5.13 ASSISTANT TREASURER
The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
5.14     AUTHORITY AND DUTIES OF OFFICERS
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.
ARTICLE VI
INDEMNITY

6.1    RIGHT TO INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHTS OF THE CORPORATION
Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2    RIGHT TO INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION
Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
6.3    AUTHORIZATION OF INDEMNIFICATION
Any indemnification under this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Any person or persons having the authority to act on the matter on behalf of the corporation shall make such determination, with respect to former directors and officers. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
6.4    GOOD FAITH DEFINED
For purposes of any determination under Section 6.3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be.

6.5    INDEMNIFICATION BY A COURT
Notwithstanding any contrary determination in the specific case under Section 6.3 of this Article VI, and not withstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware (but in no event later than forty-five (45) days after written receipt of the written request by said director or officer) for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
6.6    EXPENSES PAYABLE IN ADVANCE
Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.
6.7    NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 of this Article VI but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
6.8    INSURANCE
The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.
6.9    CERTAIN DEFINITIONS
For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.
6.10     SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
6.11     LIMITATION ON INDEMNIFICATION
Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.
6.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VI to directors and officers of the corporation.

ARTICLE VII

RECORDS AND REPORTS

7.1    MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.
Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.
7.2    INSPECTION BY DIRECTORS
Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
7.3    REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Unless otherwise directed by the Board, the Chief Executive Officer, the President, or any other person authorized by the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1    CHECKS
From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.3    STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of a corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board or Chief Executive Officer, or the President or Vice-President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.4    SPECIAL DESIGNATION ON CERTIFICATES
If the corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.5    LOST CERTIFICATES
Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.6    CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
8.7    DIVIDENDS
The directors of the corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.
The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
8.8    FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.

8.9    SEAL
This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
8.10    TRANSFER OF STOCK
Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the corporation), it shall be the duty of the corporation, as the corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
8.11    REGISTERED STOCKHOLDERS
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE IX

AMENDMENTS

The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, except as otherwise required by law or by the Certificate with respect to any vote of the holders of any class or series of stock of the corporation, the amendment or repeal of all or any portion of Article II, Section 3.2 (number of directors), Section 3.3 (election, qualification and term of office of directors), Section 3.4 (resignation and vacancies), Section 3.14 (removal of directors), Article VI or this Article IX by the stockholders of the corporation shall require the affirmative vote of the holders of at least a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote at such meeting, voting together as a single class.